FORM 8-K

                         SECURITIES AND EXCHANGE COMMISSION


                               Washington, D.C. 20549





                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): April 28, 1997




                                 ROSE'S STORES, INC.
               (Exact name of registrant as specified in its charter)


                                      Delaware
                   (State or other jurisdiction of incorporation)


0-631                                                               56-0382475
(Commission File Number)                       (IRS Employer Identification No.)

218 S. Garnett Street
Henderson, North Carolina                                                27536
(Address of principal executive offices)                            (Zip Code)


                                   (919) 430-2600
                (Registrant's telephone number, including area code)
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Item 5: OTHER EVENTS

      As of April 28, 1997, the exercise price of the New Rose's Warrants issued by Rose's Stores, Inc. to holders of Common Stock interests pursuant to the Modified and Restated First Amended Joint Plan of Reorganization of Rose's Stores, Inc. has been adjusted from $12.01 to $11.87. The Registrant has mailed notice of the adjustment of exercise price to record holders of the New Rose's Warrants. A copy of the notice is attached hereto as Exhibit A.
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EXHIBIT A


April 29, 1997

TO OUR WARRANT HOLDERS:

The exercise price of the New Rose's Warrants issued by Rose's Stores, Inc. to holders of Common Stock interests pursuant to the Modified and Restated First Amended Joint Plan of Reorganization of Rose's Stores, Inc. has been adjusted from $12.01 to $11.87. This price may be further adjusted in April, 1998 as provided in the New Rose's Warrant Agreement, a copy of which was filed with the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division. The exercise price is based on the total of allowed Class 3 Claims and reserves for open claims under the terms of the Plan and is, there-fore, not related to the actual market price of the underlying Common Stock.

If you have any questions regarding this notice, you may contact G. Templeton Blackburn, II, Vice President, General Counsel and Secretary of Rose's Stores, Inc. at Post Office Box 947, Henderson, North Carolina 27536.

Very truly yours,



G. Templeton Blackburn, II
Vice President, General Counsel
and Secretary
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                                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.


                                             ROSE'S STORES, INC.



Date:  May 2, 1997                           By:/s/ Jeanette R. Peters
                                                Jeanette R. Peters
                                                Senior Vice President,
                                                Chief Financial Officer
                                                and Treasurer